Exhibit 99.1

I

HESS MIDSTREAM PARTNERS LP

HESS MIDSTREAM PARTNERS LP REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2018

Fourth Quarter Highlights:

•	Net income was $91.9 million. Net cash provided by operating activities was $126.2 million.
•	Adjusted EBITDA[1] was $124.4 million, of which $24.0 million was attributable to Hess Midstream Partners LP.
•	DCF[1] of Hess Midstream Partners LP was $24.0 million resulting in 1.15x DCF coverage of distributions for the period.
•	Increased quarterly cash distribution to $0.3701 per unit, an increase of 15% compared to the prior-year quarter.
•

Compared with the prior‑year quarter, throughput volumes increased 54% for crude oil gathering, 42% for crude oil terminaling, 10% for gas gathering, and 9% for gas processing driven by Hess Corporation’s growing production, capturing additional third-party customer volumes, and continued strong operating performance of our assets.

•

Deployed $325.1 million in capital during 2018 toward expanding gathering and compression capacity to support Hess and third-party volume growth and advancing the Little Missouri 4 gas processing plant project.

•	Revolver remained undrawn at the end of the fourth quarter of 2018 with capacity of $300 million available to fund future growth.

HOUSTON, January 30, 2019—Hess Midstream Partners LP (NYSE: HESM) (“Hess Midstream”) today reported fourth quarter 2018 net income of $91.9 million compared with net income of $77.1 million for the fourth quarter of 2017. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $17.2 million, or $0.31 per common unit. Hess Midstream generated Adjusted EBITDA of $24.0 million and DCF of $24.0 million for the fourth quarter of 2018.

Commenting on the fourth quarter 2018 results, John Gatling, Chief Operating Officer of Hess Midstream said, “The fourth quarter concluded a year of strong growth at Hess Midstream as we added new capacity, advanced strategic infrastructure projects, and successfully executed a large capital program. We delivered double-digit percentage growth in our annual throughputs compared to 2017 as our sponsor and third-party producers increased production.  Looking forward, our guidance projects continued strong organic growth while maintaining our financial strength, positioning us well for 2019 and beyond.”

[1]	Adjusted EBITDA and DCF are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Financial Results

Hess Midstream’s results included in this release are consolidated to include the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners LP (“Hess Infrastructure Partners”). We refer to certain results as “attributable to Hess Midstream Partners LP,” which excludes the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners.

Revenues and other income in the fourth quarter of 2018 were $171.2 million, including $6.6 million of shortfall fees. Revenues were up from $150.5 million in the prior‑year quarter primarily attributable to higher throughput volumes and tariff rates. Total costs and expenses in the fourth quarter of 2018 were $79.0 million up from $72.9 million in the prior-year quarter primarily attributable to higher depreciation driven by new gathering assets placed in service in 2018, and a combination of higher maintenance, third-party rail transportation and seasonal overhead costs. In addition, the fourth quarter of 2018 included higher public company costs, a portion of which were non-recurring, and which were allocated 100% to Hess Midstream. Net income for the fourth quarter of 2018 was $91.9 million and net cash provided by operating activities was $126.2 million.

Adjusted EBITDA was $124.4 million, of which $24.0 million is attributable to Hess Midstream. DCF of $24.0 million resulted in a 1.15x DCF coverage ratio relative to distributions.

At December 31, 2018, Hess Midstream’s $300.0 million revolving credit facility was undrawn and available to fund organic growth projects or acquisitions from Hess Corporation (“Hess”), Hess Infrastructure Partners or third parties.

Operational Highlights

Throughput volumes were up across all segments in the fourth quarter of 2018 compared to the fourth quarter of 2017. In the gathering segment, throughput volumes increased 54% for crude oil gathering and 10% for gas gathering compared to the prior-year quarter, driven by growing Hess production and higher third-party volumes. In the crude oil terminaling segment, throughput volumes increased 42% compared to the prior-year quarter, also driven by growing Hess production and higher third-party volumes. In the gas processing segment, throughput volumes increased 9% compared to the prior-year quarter driven by increased utilization of available capacity, partially offset by maintenance activity at the Tioga Gas Plant in the fourth quarter of 2018.

Capital Expenditures

Gross capital expenditures for the fourth quarter of 2018 totaled $65.8 million, including $63.8 million of expansion capital expenditures and $2.0 million of maintenance capital expenditures. Equity investments associated with the Little Missouri 4 (“LM4”) gas processing plant were paid in advance in the prior quarters and no additional investments were made in the fourth quarter of 2018. Under the contribution agreement we entered into with Hess Infrastructure Partners in connection with our initial public offering (“IPO”), Hess Infrastructure Partners reimbursed $1.1 million of the $2.0 million gross maintenance capital expenditures incurred during the fourth quarter of 2018. Capital expenditures in the prior-year quarter were $43.4 million, including $35.6 million of expansion capital expenditures and $7.8 million of maintenance capital expenditures. The increase in expansion capital expenditures was primarily attributable to expansion of our gathering system and compression capacity to support Hess and third-party growth. Net capital expenditures attributable to Hess Midstream Partners LP in the fourth quarter of 2018 totaled $13.2 million, including $12.8 million of expansion capital expenditures and $0.4 million of maintenance capital expenditures.

Quarterly Cash Distributions

On January 24, 2019, our general partner’s board of directors declared a cash distribution of $0.3701 per unit for the fourth quarter of 2018, an increase of 3.5% over the distribution for the prior quarter and 15% compared to the fourth quarter of 2017. The distribution is expected to be paid on February 13, 2019 to unitholders of record as of the close of business on February 4, 2019.

Guidance

Hess Midstream is targeting long‑term 15% annual distribution growth per unit with at least a 1.1x distribution coverage ratio. Hess Midstream anticipates a distribution coverage ratio closer to its 1.1x long-term target in the first half of 2019, followed by higher coverage in the second half of the year, in line with the expected volume ramp-up of the LM4 gas processing plant.

Hess Midstream reaffirms its previously announced guidance for full year 2019 as follows:

Year Ending
December 31, 2019
(Unaudited)
Financials (millions)
Consolidated Adjusted EBITDA	$550 - 575
Adjusted EBITDA attributable to Hess Midstream Partners LP	$108 - 113
DCF of Hess Midstream Partners LP	$103 - 108
Expansion capital, net	$53 - 57
Maintenance capital, net	$2 - 3

Year Ending December 31, 2019
Guidance
(Unaudited)
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	280 - 290
Crude oil gathering - bopd	105 - 115
Gas processing - Mcf of natural gas per day	265 - 275
Crude oil terminaling - bopd	120 - 130

Investor Webcast

Hess Midstream will review fourth quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 1785025. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream Partners LP is a fee‑based, growth oriented traditional master limited partnership that was formed to own, operate, develop and acquire a diverse set of midstream assets to provide services to Hess Corporation and third‑party customers. Hess Midstream’s assets are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non‑GAAP measures to facilitate comparisons of past performance and future periods. We use two non‑GAAP financial measures in this earnings release. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) plus net interest expense, income tax expense and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as other income and other non‑cash, non‑recurring items, if applicable. We define Adjusted EBITDA attributable to Hess Midstream Partners LP as Adjusted EBITDA less Adjusted EBITDA attributable to Hess Infrastructure Partners’ retained interests in our joint interest assets. “Distributable Cash Flow” (“DCF”) is defined as Adjusted EBITDA attributable to Hess Midstream Partners LP less cash paid for interest and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our unitholders. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of both reported net income attributable to Hess Midstream Partners LP (GAAP) to Adjusted EBITDA and net cash provided by operating activities (GAAP) to Distributable Cash Flow, are provided below.

	Fourth Quarter
	(unaudited)
	2018		2017
(in millions, except ratio and per-unit data)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income:
Net income	$91.9		$77.1
Plus:
Depreciation expense	32.2		29.3
Interest expense, net	0.3		0.5
Adjusted EBITDA	124.4		106.9
Less: Adjusted EBITDA attributable to noncontrolling interest(a)	100.4		85.7
Adjusted EBITDA attributable to Hess Midstream Partners LP	$24.0		$21.2
Less:
Cash interest paid (received), net	(0.2)		0.2
Maintenance capital expenditures	0.2		-
Distributable cash flow attributable to Hess Midstream Partners LP	$24.0		$21.0

Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net cash provided by (used in) operating activities:

Net cash provided by (used in) operating activities	$126.2		$120.9
Changes in assets and liabilities	(1.7)		(14.3)
Amortization of deferred financing costs	(0.2)		(0.2)
Unit-based compensation	(0.2)		-
Interest expense, net	0.3		0.5
Adjusted EBITDA	$124.4		$106.9
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	100.4		85.7
Adjusted EBITDA attributable to Hess Midstream Partners LP	$24.0		$21.2
Less:
Cash interest paid (received), net	(0.2)		0.2
Maintenance capital expenditures	0.2		-
Distributable cash flow attributable to Hess Midstream Partners LP	$24.0		$21.0
Distributed cash flow	20.8		17.9
Distribution coverage ratio	1.15	x	1.17	x
Distribution per unit	$0.3701		$0.3218
(a)	Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

	Actual	Guidance
	Year Ended	Year Ending
	December 31, 2018	December 31, 2019
		(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income:
Net income	$372.3	$415 - 440
Plus:
Depreciation expense	123.0	132
Interest expense, net	1.3	3
Adjusted EBITDA	496.6	550 - 575
Less: Adjusted EBITDA attributable to noncontrolling interest(a)	399.9	442 - 462
Adjusted EBITDA attributable to Hess Midstream Partners LP	96.7	108 - 113
Less:
Cash interest paid, net and maintenance capital expenditures	0.7	5
Distributable cash flow attributable to Hess Midstream Partners LP	$96.0	$103 - 108
(a)	Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

Forward‑looking Statements

This press release may include forward‑looking statements within the meaning of the federal securities laws. Generally, the words “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “believe,” “intend,” “project,” “plan,” “predict,” “will” and similar expressions identify forward‑looking statements, which generally are not historical in nature. Forward‑looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and current projections or expectations. When considering these forward‑looking statements, you should keep in mind the risk factors and other cautionary statements in the Hess Midstream’s annual report on Form 10-K for the year ended December 31, 2017, and in other reports we file with the Securities and Exchange Commission. Hess Midstream undertakes no obligation and does not intend to update these forward‑looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward‑looking statements, which speak only as of the date of this press release.

For Hess Midstream Partners LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(713) 496-6076

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2018	2017	2018

Statement of operations
Revenues and other income
Affiliate services	$171.1	$150.3	$169.3
Other income	0.1	0.2	0.2
Total revenues and other income	171.2	150.5	169.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	43.2	41.1	39.4
Depreciation expense	32.2	29.3	30.6
General and administrative expenses	3.6	2.5	2.4
Total costs and expenses	79.0	72.9	72.4
Income from operations	92.2	77.6	97.1
Interest expense, net	0.3	0.5	0.3
Net income	$91.9	$77.1	$96.8
Less: Net income attributable to noncontrolling interest	74.7	62.3	78.0
Net income attributable to Hess Midstream Partners LP	17.2	14.8	18.8
Less: General partner interest in net income (loss) attributable to Hess Midstream Partners LP	0.5	0.3	0.5
Limited partners' interest in net income attributable to Hess Midstream Partners LP	$16.7	$14.5	$18.3
Net income per limited partner unit (basic and diluted):
Common	$0.31	$0.26	$0.34
Subordinated	$0.31	$0.26	$0.34
Weighted average limited partner units outstanding (basic and diluted)
Basic:
Common	27.3	27.3	27.3
Subordinated	27.3	27.3	27.3
Diluted:
Common	27.4	27.3	27.4
Subordinated	27.3	27.3	27.3

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Year Ended December 31,
	2018	2017

Statement of operations
Revenues and other income
Affiliate services	$661.7	$565.6
Other income	0.7	0.2
Total revenues and other income	662.4	565.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	154.3	158.4
Depreciation expense	123.0	113.1
General and administrative expenses	11.5	8.1
Total costs and expenses	288.8	279.6
Income from operations	373.6	286.2
Interest expense, net	1.3	1.4
Net income	$372.3	$284.8
Less: Net income prior to the IPO on April 10, 2017	-	68.2
Less: Net income attributable to noncontrolling interest	301.5	175.4
Net income attributable to Hess Midstream Partners LP	70.8	41.2
Less: General partner interest in net income attributable to Hess Midstream Partners LP	1.7	0.8
Limited partners' interest in net income attributable to Hess Midstream Partners LP	$69.1	$40.4
Net income per limited partner unit (basic and diluted):
Common	$1.27	$0.75
Subordinated	$1.27	$0.75
Weighted average limited partner units outstanding (basic and diluted)
Basic:
Common	27.3	26.9
Subordinated	27.3	26.9
Diluted:
Common	27.4	26.9
Subordinated	27.3	26.9

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Fourth Quarter 2018
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues and other income
Affiliate services	$81.9	$65.0	$24.2	$-	$171.1
Other income	-	-	0.1	-	0.1
Total revenues and other income	81.9	65.0	24.3	-	171.2
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	18.9	15.4	8.9	-	43.2
Depreciation expense	17.1	11.1	4.0	-	32.2
General and administrative expenses	1.5	0.7	0.1	1.3	3.6
Total costs and expenses	37.5	27.2	13.0	1.3	79.0
Income (loss) from operations	44.4	37.8	11.3	(1.3)	92.2
Interest expense, net	-	-	-	0.3	0.3
Net income (loss)	44.4	37.8	11.3	(1.6)	91.9
Less: Net income (loss) attributable to noncontrolling interest	35.8	29.9	9.0	-	74.7
Net income (loss) attributable to Hess Midstream Partners LP	$8.6	$7.9	$2.3	$(1.6)	$17.2

	Fourth Quarter 2017
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$72.8	$59.9	$17.6	$-	$150.3
Other income	-	-	-	0.2	0.2
Total revenues	72.8	59.9	17.6	0.2	150.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	17.6	15.7	7.8	-	41.1
Depreciation expense	14.5	10.9	3.9	-	29.3
General and administrative expenses	1.2	0.4	0.2	0.7	2.5
Total costs and expenses	33.3	27.0	11.9	0.7	72.9
Income (loss) from operations	39.5	32.9	5.7	(0.5)	77.6
Interest expense	-	-	-	0.5	0.5
Net income (loss)	$39.5	$32.9	$5.7	$(1.0)	$77.1
Less: Net income (loss) attributable to noncontrolling interest	31.4	26.2	4.7	-	62.3
Net income (loss) attributable to Hess Midstream Partners LP	$8.1	$6.7	$1.0	$(1.0)	$14.8

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Third Quarter 2018
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$82.6	$65.2	$21.5	$-	$169.3
Other income	-	-	0.2	-	0.2
Total revenues	82.6	65.2	21.7	-	169.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	16.1	14.0	9.3	-	39.4
Depreciation expense	15.6	11.0	4.0	-	30.6
General and administrative expenses	1.0	0.6	0.1	0.7	2.4
Total costs and expenses	32.7	25.6	13.4	0.7	72.4
Income (loss) from operations	49.9	39.6	8.3	(0.7)	97.1
Interest expense, net	-	-	-	0.3	0.3
Net income (loss)	49.9	39.6	8.3	(1.0)	96.8
Less: Net income (loss) attributable to noncontrolling interest	39.8	31.5	6.7	-	78.0
Net income (loss) attributable to Hess Midstream Partners LP	$10.1	$8.1	$1.6	$(1.0)	$18.8

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2018	2017	2018

Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	253	230	251
Crude oil gathering - bopd	106	69	89
Gas processing - Mcf of natural gas per day	238	219	241
Crude oil terminaling - bopd	121	85	99
NGL loading - blpd	15	11	16

		Year Ended December 31,
		2018	2017
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day		248	213
Crude oil gathering - bopd		89	64
Gas processing - Mcf of natural gas per day		233	200
Crude oil terminaling - bopd		101	69
NGL loading - blpd		14	12